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                                                                     Exhibit 5.1
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                         OPINION AND CONSENT OF COUNSEL

January 24, 1997

TeleSpectrum Worldwide Inc.
443 South Gulph Road
King of Prussia, PA  19406

Re: TeleSpectrum Worldwide Inc. Registration Statement on Form S-8
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Ladies and Gentlemen:

We have acted as counsel to TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 2,300,000 shares of the Company's common stock, $.01 par value (the "Shares"), issuable under the Company's Equity Compensation Plan (the "Plan"). We have examined copies of the Plan, the Company's certificate of incorporation and restated certificate of incorporation (the "Certificate"), and such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Shares when issued in accordance with the terms of the Plan and pursuant to the Certificate, will be validly issued, fully paid and nonassessable shares of common stock of the Company.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware.
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TeleSpectrum Worldwide Inc.
Page 2

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



/s/ Morgan, Lewis & Bockius LLP